Consent of Independent Registered Public Accounting Firm

LivePerson, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2019, relating to the consolidated financial statements and the effectiveness of LivePerson, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP
New York, New York

November 13, 2019